Exhibit 99.1

HQ Files for Listing on the American Stock Exchange

Thursday September 21, 8:08 am ET

SEATTLE, WA—(MARKET WIRE)—Sep 21, 2006 — HQ Sustainable Maritime Industries, Inc. (HQ) (OTC BB:HQSM.OB - News), a leader in zero-toxin integrated aquaculture and aquatic product processing, announced today it has filed its application for listing on the American Stock Exchange.

Mr. Norbert Sporns, Chief Executive Officer of HQ Sustainable Maritime Industries, Inc., commented, “We feel that listing on the AMEX will give our company a higher profile in the investment community. Given the company’s growth rate, we feel our shareholders interests are best served by upgrading our listing.”

On Monday, September 18, the Company issued a “road map” detailing the Company’s recent accomplishments and perspectives for 2007.

About HQ Sustainable Maritime Industries, Inc.

HQ Sustainable Maritime Industries, Inc. is an integrated aquaculture and aquatic product processing company, with operations based in the environmentally pristine island province of Hainan, in the South China Sea. HQ practices cooperative sustainable aquaculture, using nutraceutically enriched feeds and conducting fish processing and sales. The company is dedicated to sustainable toxin-free methods giving its customers the purest products possible. The Company holds HACCP certification from the U.S. FDA and the EU Code assignment of quality, permitting its products to be sold in these international markets. It owns a nutraceuticals and health products company, which is HACCP certified, and produces and sells products subject to stringent laboratory tests certified by the China Ministry of Health. This plant produces nutraceuticals, which enrich feed used by HQ’s cooperative aquaculture operations. In addition to headquarters in Seattle and operational offices based in Haikou, Hainan, HQ has offices in Hong Kong, Beijing, and Shanghai. (http://www.hqfish.com).

Certain statements in this press release that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by the use of words such as “anticipate,” “believe,” “expect,” “future,” “may,” “will,” “would,” “should,” “plan,” “projected,” “intend,” and similar expressions. Such forward-looking statements, involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of HQ Sustainable Maritime Industries, Inc. (the Company) to be materially different from those expressed or implied by such forward-looking statements. The Company’s future operating results are dependent upon many factors, including but not limited to the Company’s ability to: (i) obtain sufficient capital or a strategic business arrangement to fund its expansion plans; (ii) build the management and human resources and infrastructure necessary to support the growth of its business; (iii) competitive factors and developments beyond the Company’s control; and (iv) other risk factors discussed in the Company’s periodic filings with the Securities and Exchange Commission, which are available for review at www.sec.gov under “Search for Company Filings.”

Consulting For Strategic Growth I, Ltd. (“CFSG”) provides HQ Sustainable Maritime Industries, Inc.(HQ) with consulting, business advisory, investor relations, public relations and corporate development services, for which CFSG receives a fixed monthly fee for the duration of the agreement. Independent of CFSG’s receipt of cash compensation from HQ, CFSG may choose to purchase the common stock of the company and thereafter sell those shares at any time it deems appropriate to do so.

Contact:

Contacts:

Norbert Sporns

CEO

HQ Sustainable Maritime Industries

Tel: 206-621-9888

Fax: 206-621-0318

Email: Email Contact

Stanley Wunderlich

Chief Executive Officer

Consulting for Strategic Growth 1

Tel: 800-625-2236

Fax: 212-337-8089

Email: Email Contact

Daniel Stepanek

Media Relations

Consulting for Strategic Growth 1

Tel: 212-896-1202

Fax: 212-697-0910

Email: Email Contact